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                                                                   EXHIBIT 10.35

                           SEPARATION AGREEMENT AND RELEASE

      This Separation Agreement and Release ("Agreement") is made by and between CRITICAL PATH, INC. (the "Company"), and LAUREEN DEBUONO ("Consultant") (collectively referred to herein as the "Parties") as of the date last executed.

      WHEREAS, Consultant was employed by the Company as a full time consultant with the title of Executive Vice President and Chief Executive Officer pursuant to that certain Consulting Agreement dated as of August 16, 2001, and as amended by an Addendum dated as of October 31, 2001 (together, the "Consulting Agreement"); and

      WHEREAS, the Company and Consultant have each agreed as to Company's termination of the Consulting Agreement, and this Agreement serves to terminate, amend and replace such Consulting Agreement in its entirety.

      NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Consultant hereby agree as follows:

1. Termination. In accordance with Section 9 of the Consulting Agreement, Company properly notified Consultant with sufficient notice of a termination of employment on January 15, 2003 ("Effective Date"). Consultant has seven (7) days following the execution of this Agreement to revoke the Agreement by sending a written notice to the Company to the attention of General Counsel, Critical Path, Inc., 350 The Embarcadero, 6th Floor, San Francisco, California 94105-1204. This Agreement shall not be effective until the revocation period has expired, which shall be the eighth day after it is signed by Consultant, assuming such Agreement was previously signed by the Company. Notwithstanding the foregoing, Consultant's employment and provision of services to the Company shall continue in his or her current position ("Transition Period") through March 1, 2003, or for a period ending as may be amended between the parties prior to such date ("Termination Date"). Consultant shall paid regular base salary on the regular Company payroll schedule and continue to vest in all stock options (see Section 3 below) on his or her regular vesting schedule and shall accrue any other applicable employment benefits including Paid Time Off through the Termination Date. During the Transition Period, Consultant shall provide services in accordance with the duties and responsibilities of his or her current position and facilitate an orderly transition of all pending work.

2. Consideration. On the Effective Date (as defined in Section 1) and in accordance with the terms and conditions of the Consulting Agreement, the Company agrees to pay Consultant One Hundred and Four Thousand dollars and zero cents ($104,000.00), which equals two (2) months' fees as salary under with the Consulting Agreement at the Consultant's current base salary ("Severance Amount"). In addition, Consultant acknowledges receipt of Company's payment of One Hundred and Four Thousand dollars and zero cents ($104,000.00) which equals sixty (60) days' fees as salary at the Consultant's current base salary ("Statutory Payment") in lieu of notice of termination as required pursuant to applicable federal and state law (together, the Severance Amount and the Statutory Payment shall constitute the "Separation Amount"). Separation

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Amount payments will be paid less all applicable withholdings, in accordance with the Company's standard payroll practices and Consultant's applicable tax designations.

3. Vesting of Stock Options.

      As of the Termination Date, Consultant shall cease vesting in all such Options previously granted to Consultant. Consultant's right to exercise the Options shall be governed by the terms and conditions of the applicable Company Stock Option Plans and Stock Option Agreement(s) between Consultant and the Company, including periods after termination for the exercise of the Options, except as expressly modified by this Agreement. Consultant confirms that he or she has read and understood the terms and conditions of the Stock Option Plan and his or her Stock Option Agreement and understands his or her responsibilities contained therein, including the procedures for exercise of stock options contained therein. Consultant understands that this Agreement varies the expiration of such Options from that found in the applicable plan and the right to exercise such Options shall instead expire on March 1, 2004 with no further extension of such period being granted. Except as otherwise noted herein, nothing in this Agreement is intended to otherwise supersede or modify the terms and conditions of the Company's Stock Option Plans or any agreements issued in connection with those plans. Company shall not be responsible for the payment of any exercise price or taxes due in connection with the exercise of such Options.

4. Benefits. Consultant acknowledges that she received no health insurance benefits in accordance with her Consulting Agreement and therefore is in eligible for extension of such benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Nothing in this Agreement shall otherwise supersede or modify the terms and conditions of the Company's benefits plans or the application to Consultant.

5. Payment of Salary. On or before the Termination Date, the Company will pay all earned but unpaid salary, wages, accrued Paid Time Off, mutually determined bonuses, commissions and all other benefits due to Consultant up through the Termination Date. Company will reimburse Consultant for all approved business related expenses accrued through the Termination Date, to the extent that they were incurred in accordance with the current Company travel and expense policies and are properly submitted within ten (10) business days of the Termination Date.

6. Release of Claims.

      a. Civil Code Section 1542. In connection with all releases effected by this Agreement ("Release"), Consultant expressly waives any rights or benefits under Section 1542 of the California Civil Code, or any other equivalent statute. California Civil Code Section 1542 (or similar state statutes), provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS [OR HER] FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF

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      KNOWN BY HIM [OR HER] MUST HAVE MATERIALLY AFFECTED HIS [OR HER]
      SETTLEMENT WITH THE DEBTOR.

Consultant fully understands that if any fact, with respect to any matter, covered by this Release is found hereafter to be other than or different from the facts now believed by them to be true, they expressly accept and assume that this Release shall be and remain effective, notwithstanding such difference in the facts.

      b. Release. Consultant agrees that the Separation Amount represents adequate consideration for the purpose of this Release and such Separation Amount constitutes settlement in full of all outstanding obligations owed to Consultant by the Company, with the exception of payment of base salary and earned but unpaid benefits through the Termination Date. Except for the promises or obligations made or undertaken in this Agreement and in exchange for the payments and other consideration provided hereunder, Consultant, on behalf of himself or herself, and his or her respective heirs, family members, executors, and assigns, hereby fully and forever releases, acquits, and discharges the Company and its respective officers, directors, consultants, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he or she may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation, any and all claims relating to or arising from Consultant's employment relationship with the Company and the termination of that relationship; any and all claims relating to, or arising from, Consultant's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for rights of rescission, personal tax liabilities, fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; any and all claims for wrongful discharge of employment, wages or other compensation, including but not limited to bonuses and commissions; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; battery; harassment; invasion of privacy; false imprisonment; and conversion; any and all claims for violation of any federal, state or municipal statute, including, but not limited to, the Worker Adjustment and Retraining Notification Act of 1991, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq., and all as may be amended from time to time; any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and any and all claims for attorneys' fees and costs.

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      The Consultant agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. The Consultant understands and agrees that this Release extinguishes all claims by the Consultant whether known or unknown and foreseen or unforeseen.

      c. Acknowledgment of Waiver of Claims under ADEA. To the extent applicable, Consultant further acknowledges that he or she is waiving and releasing any rights he or she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Consultant and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Consultant acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Consultant was already entitled. To the extent the ADEA is applicable to Consultant, Consultant further acknowledges that he or she has been advised by this writing, as required by the ADEA, that (a) he or she has the right to and should consult with an attorney prior to executing this Agreement (although he or she may execute this Agreement voluntarily earlier); (b) he or she has at least forty-five (45) days within which to consider this Agreement; (c) Consultant has been advised that a roster of all individuals affected by the current reduction in force plan of the Company is immediately available to Consultant upon request from the Human Resources department; (d) he or she has seven (7) days following the execution of this Agreement to revoke the Agreement by sending a written notice to the Company to the attention of General Counsel, Critical Path, Inc., 350 The Embarcadero, 6th Floor, San Francisco, California 94105-1204; and (e) this Agreement shall not be fully effective until the revocation period has expired, which shall be the eighth day after it is signed by Consultant, assuming such Agreement was previously signed by the Company.

7. Confidentiality. The terms of this Agreement are highly confidential and the Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information, except where such disclosure is required by law. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

8. Proprietary Information and Inventions Agreement and/or Non-Disclosure Agreement. Consultant acknowledges and is reminded of, and affirms his or her agreement to abide by the terms and conditions of a previously executed Proprietary Information and Inventions Agreement and/or a Non-Disclosure Agreement (together the "Confidentiality Agreement") between the Parties. Consultant further agrees and understands that he or she may not disclose to any person or entity any confidential information in violation of the Confidentiality Agreement, whether directly or indirectly,

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or use or misuse such information in any way. Consultant shall promptly return all the Company property and confidential and proprietary information in his or her possession to the Company on or before the Termination Date. A copy of this Confidentiality Agreement shall be made available to Consultant upon request.

9. Cooperation. Consultant agrees to cooperate with Company in investigating, preparing or testifying on any threatened or pending claims, actions, proceedings, whether investigative, administrative, civil or criminal, involving or affecting the Company or any of its subsidiaries or predecessor companies or affiliates. Consultant's reasonable, pre-approved out-of-pocket expenses associated with any such assistance shall be reimbursed in connection with these activities.

10. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of all claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

11. Arbitration. The Parties agree that any and all future disputes or claims arising out of the terms of this Agreement, their interpretation, its breach, and any of the matters herein released, shall be subject to binding arbitration in San Francisco County, California, before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. In addition to arbitration, the Company is entitled to enforce the terms of this Agreement by seeking injunctive relief in any court of competent jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration or claim for injunctive relief shall be awarded its reasonable attorney's fees and costs.

12. Non-Disparagement. Each party agrees to refrain from any disparagement, defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. Consultant agrees that he or she will refrain from disparaging the Company's business and any and all of its past or present officers, director or other employees.

13. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Consultant represents and warrants that he or she has the capacity to act on his or her own behalf and on behalf of all who might claim through him or her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens, or claims of lien, or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

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14. No Representations. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. Such provision shall be modified by the court so as to be rendered enforceable insofar as possible consistent with the intent of the Parties to all remaining portions of the Agreement.

16. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Consultant concerning Consultant's employment with and separation from the Company, and supersedes and replaces any and all prior agreements and understandings, including but not limited to the Consulting Agreement, whether oral or written, concerning Consultant's relationship with the Company and his or her compensation by the Company, except for the Confidentiality Agreement (as defined herein). Parole evidence shall be inadmissible to show agreement by and between the Parties as to any term or condition contrary to or in addition to the terms and conditions hereof. Any and all such prior agreements and understandings with respect to the subject matter herein, including agreements for compensation, including bonuses and commissions, are also hereby terminated and of no further force and effect, and Consultant hereby expressly disclaims any and all rights in connection with any previous agreements, if any, whether oral or written.

17. No Oral Modification. This Agreement may only be amended in writing signed by Consultant and the Chief Executive Officer of the Company.

18. Governing Law. This Agreement shall be governed by the laws of the State of California. Both Parties submit to jurisdiction in California and further agree that any cause of action arising under this Agreement shall be brought before an arbitrator in a court in San Francisco County, California.

19. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. Consultant acknowledges that: (a) he or she has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his or her own choice or that he or she has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement and of the releases it contains; (d) is fully aware of the legal and binding effect of this Agreement.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


Dated: January 15, 2003    By    /s/  William McGlashan
                             ---------------------------------------------
                             Name: William McGlashan, Jr.
                                   Chief Executive Officer


Dated: January 15, 2003    By    /s/ Laureen DeBuono
                             --------------------------------------------
                                     Laureen DeBuono